Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-93134, 33-93135 and 33-93136) of our report dated December 4, 1997, except for Note 13, for which the date is December 19, 1997, on our audits of the consolidated financial statements and financial statement schedule of IPC Information Systems, Inc., which report is included in this Annual Report on Form 10-K for the fiscal year 1997.

COOPERS & LYBRAND L.L.P.

New York, New York
January 9, 1998